                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to section 240.14a-11(c) or section 240.14a-12

                             OUTDOOR SYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                             [OUTDOOR SYSTEMS LOGO]



April 30, 1997


Dear Stockholders:


     We are holding the Company's 1997 Annual Meeting of Stockholders on Thursday, May 29, 1997, at 4:00 p.m., local time, at the Ritz Carlton, 2401 E. Camelback Road, Phoenix, Arizona. We hope that you will be able to attend the meeting, and we look forward to seeing you. Matters on which action will be taken at the meeting are explained in detail in the Notice and Proxy Statement following this letter.


     Whether or not you expect to attend the meeting in person, please complete, date, sign and return the enclosed proxy in the envelope provided at your earliest convenience so that your shares will be represented at the meeting. If you choose to attend the meeting, you may withdraw your proxy and vote your own shares.

                                          Sincerely,

                                          WILLIAM S. LEVINE
                                          Chairman of the Board

                                          ARTURO R. MORENO
                                          President and Chief Executive Officer

                             OUTDOOR SYSTEMS, INC.


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                   TO BE HELD
                                  MAY 29, 1997


     The Annual Meeting of Stockholders of Outdoor Systems, Inc. will be held at the Ritz Carlton, 2401 E. Camelback Road, Phoenix, Arizona on Thursday, May 29, 1997, at 4:00 p.m., local time, for the following purposes:


          1. To elect one Class I director to the Board of Directors to serve for a term of three years;

          2. To vote upon a proposal to amend the Certificate of Incorporation of the Company to increase the number of authorized shares of Common Stock of the Company from 60,000,000 to 200,000,000 shares;

          3. To vote upon a proposal to approve the Incentive Bonus Plan for the Chief Executive Officer; and

          4. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     Only stockholders of record at the close of business on April 17, 1997 are entitled to vote at the meeting.

     The mailing address of the Company's principal executive office is 2502 N. Black Canyon Highway, Phoenix, Arizona 85009.

     PLEASE COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY SO THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING. IF YOU CHOOSE TO ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND PERSONALLY CAST YOUR VOTES.

                                          By Order of the Board of Directors,

                                          BILL M. BEVERAGE
                                          Secretary


April 30, 1997

Phoenix, Arizona

                             OUTDOOR SYSTEMS, INC.

                          2502 N. BLACK CANYON HIGHWAY
                             PHOENIX, ARIZONA 85009


          PROXY STATEMENT FOR THE 1997 ANNUAL MEETING OF STOCKHOLDERS


                              GENERAL INFORMATION


     The following Proxy Statement and the accompanying proxy card, first mailed to stockholders of Outdoor Systems, Inc. (the "Company") on or about April 30, 1997, are furnished in connection with the solicitation by the Board of Directors of the Company of proxies to be used in voting at the Annual Meeting of Stockholders of the Company to be held on Thursday, May 29, 1997, at the Ritz Carlton, 2401 E. Camelback Road, Phoenix, Arizona, and at any adjournment(s) thereof (the "Meeting").


     Any stockholder returning a proxy has the power to revoke it prior to the Meeting by giving the Secretary of the Company written notice of revocation, by returning a later dated proxy or by expressing a desire to vote in person at the Meeting. All shares of the Company's common stock, $.01 par value per share ("Common Stock"), represented by valid proxies received pursuant to this solicitation and not revoked before they are exercised will be voted in the manner specified therein. If no specification is made, the proxy will be voted
(i) FOR the election of the nominee for Class I director named in this Proxy Statement, (ii) FOR the proposed amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock of the Company from 60,000,000 to 200,000,000 shares, (iii) FOR the approval of the Incentive Bonus Plan for the Chief Executive Officer, and (iv) in accordance with the best judgment of the proxy holders on any other matter that may properly come before the Meeting.

     The entire cost of soliciting proxies will be borne by the Company. In following up the original solicitation of proxies by mail, the Company will request brokers and others to send proxy forms and other proxy material to the beneficial owners of the Common Stock and will reimburse them for expenses incurred in so doing. If necessary, the Company also may use some of its employees to solicit proxies from the stockholders personally or by telephone.

     The Board of Directors of the Company fixed April 17, 1997 as the record date for the Meeting and, accordingly, only holders of Common Stock of record at the close of business on that date will be entitled to notice of, and to vote at, the Meeting. The number of shares of Common Stock outstanding on April 17, 1997 was 40,155,631, each of which is entitled to one vote. The presence in person or by proxy of stockholders holding of record a majority of shares of Common Stock outstanding and entitled to vote at the Meeting will constitute a quorum for the transaction of business at the Meeting. Abstentions, broker non-votes and shares for which authority to vote is withheld are counted as present in determining whether a quorum exists.

     Election of the director nominee named in Proposal 1 hereof requires the affirmative vote of a plurality of shares of Common Stock voting in person or by proxy at the Meeting. Shares with respect to which authority to vote is withheld will not be included in the vote total and will not affect the outcome of the election. Approval of the amendment to the Certificate of Incorporation described in Proposal 2 hereof requires the affirmative vote of a majority of the shares of Common Stock of the Company outstanding and entitled to vote at the Meeting. Therefore, abstentions and broker non-votes will have the same effect as votes against Proposal 2. Approval of the Incentive Bonus Plan for the Chief Executive Officer described in Proposal 3 hereof requires the affirmative vote of a majority of the votes cast on the matter. Therefore, abstentions will have the same effect as votes against Proposal 3, but broker non-votes will have no effect on the outcome of the vote.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK


     The following table sets forth certain information as of April 17, 1997 (except as otherwise noted) regarding the amount of Common Stock beneficially owned by (i) each person known by the Company to beneficially own more than five percent of the outstanding Common Stock, (ii) each director and director nominee of the Company, (iii) each of the executives officers of the Company named in the Summary Compensation Table below, and (iv) all directors and executive officers of the Company as a group. All shares shown reflect sole voting and investment power except as otherwise noted. An asterisk indicates beneficial ownership of less than one percent of the outstanding Common Stock.


                                                              NUMBER OF SHARES
                 NAME OF BENEFICIAL OWNER                    BENEFICIALLY OWNED       PERCENT OF CLASS
-----------------------------------------------------------  ------------------       ----------------
William S. Levine..........................................      14,814,240(1)              36.9%
  1702 E. Highland, Suite 310
  Phoenix, Arizona 85016
Arturo R. Moreno...........................................      12,131,487(2)              27.4%
  2502 N. Black Canyon Highway
  Phoenix, Arizona 85009
Stephen J. Haberkorn.......................................       5,511,615(3)              13.7%
  1702 E. Highland, Suite 310
  Phoenix, Arizona 85016
Putnam Investments, Inc....................................       4,007,831(4)              10.0%
  One Post Office Square
  Boston, Massachusetts 02109
Brian J. O'Connor..........................................          15,750(5)                 *
Stephen F. Butterfield.....................................          49,500(6)                 *
Wally C. Kelly.............................................         462,012(7)               1.2%
Bill M. Beverage...........................................          42,188(8)                 *
All directors and executive officers as a group (7
  persons).................................................      22,031,687(9)              49.2%

---------------
(1) Includes 5,511,615 shares of Common Stock owned by M-K Link Investments Limited Partnership ("M-K Link") over which Mr. Levine shares voting control with Mr. Moreno and over which Messrs. Levine and Moreno have certain rights of first refusal with respect to certain private sales. Of those 5,511,615 shares, 301,507 shares are subject to an option granted to Mr. Levine (now held by Levine Investments Limited Partnership, Mr. Levine's family partnership) and 1,993,418 shares are subject to an option granted to Mr. Moreno (see Note 2 below). Mr. Levine disclaims beneficial ownership of the shares owned by M-K Link except to the extent of the 301,507 shares subject to the option granted to Mr. Levine. The option for the 301,507 shares of Common Stock of M-K Link and the remaining 9,302,625 shares of Common Stock attributed to Mr. Levine are owned by Levine Investments Limited Partnership, 1702 E. Highland, Suite 310, Phoenix, Arizona 85016. Mr. Levine is the sole general partner of Levine Investments Limited Partnership; Mr. Levine, his wife and children are the limited partners. Mr. Levine disclaims beneficial ownership of such shares and option except in his capacity as general partner and to the extent of his partnership interest therein.

(2) Includes 5,511,615 shares of Common Stock owned by M-K Link over which Mr. Moreno shares voting control with Mr. Levine and over which Messrs. Levine and Moreno have certain rights of first refusal with respect to certain private sales. Of those 5,511,615 shares, 1,993,418 shares are subject to an option granted to Mr. Moreno and 301,507 shares are subject to an option granted to Mr. Levine now held by Mr. Levine's family partnership (see Note 1 above). Mr. Moreno disclaims beneficial ownership of the shares owned by M-K Link except to the extent of the 1,993,418 shares subject to the option granted to Mr. Moreno. Also includes (i) 3,948,567 shares of Common Stock that may be purchased by Mr. Moreno pursuant to options granted by the Company that are currently exercisable and 171,572 shares subject to options that become exercisable within 60 days of April 17, 1997, (ii) 1,278,617 shares of Common Stock held by Mr. Moreno and his wife, as joint tenants, and (iii) 1,221,116 shares held by BRN Properties Limited Partnership, an Arizona limited partnership of which Mr. Moreno is the sole general partner.

(3) Represents shares of Common Stock held by M-K Link, 1702 E. Highland, Suite 310, Phoenix, Arizona 85016, an Arizona limited partnership of which Mr. Haberkorn is the sole general partner. Of the shares indicated, 2,294,925 are subject to options held by Levine Investments Limited Partnership and Mr. Moreno. Mr. Haberkorn disclaims beneficial ownership of shares owned by M-K Link, except in his capacity as general partner and to the extent of his partnership interest therein, and both he and M-K Link disclaim beneficial ownership of shares subject to options in favor of Levine Investments Limited Partnership and Mr. Moreno. Messrs. Levine and Moreno hold certain voting and rights of refusal power as to shares owned by M-K Link. See Notes 1 and 2 above.

(4) Based on Schedule 13G, as amended, filed by Putnam Investments, Inc. with the Securities and Exchange Commission (the "Commission") reporting beneficial ownership as of December 31, 1996. Each of Putnam Investment Management, Inc. and the Putnam Advisory Company, Inc., wholly-owned registered investment advisors of Putnam Investments, Inc. having the same address, also filed a Schedule 13G with the Commission which, as amended, reports beneficial ownership of 3,757,910 shares and 249,921 shares, respectively, as of December 31, 1996.

(5) Includes 4,500 shares of Common Stock subject to options that become exercisable within 60 days of April 17, 1997.

(6) Includes (i) 2,250 shares of Common Stock owned by Mr. Butterfield's children, and (ii) 2,250 shares of Common Stock subject to options that become exercisable within 60 days of April 17, 1997.

(7) Represents options to purchase 377,637 shares of Common Stock from the Company that are currently exercisable and options to purchase 84,375 shares that become exercisable within 60 days of April 17, 1997. Does not include any shares of Common Stock that Mr. Kelly may receive in settlement of incentive units.

(8) Represents shares of Common Stock subject to options that become exercisable within 60 days of April 17, 1997. Does not include any shares of Common Stock that Mr. Beverage may receive in settlement of incentive units.

(9) Includes (i) 301,507 and 1,993,418 shares of Common Stock that may be acquired by Levine Investments Limited Partnership and Mr. Moreno, respectively, upon the exercise of options held by them to purchase shares held by M-K Link (see Notes 1 and 2 above), and (ii) 4,659,214 shares of Common Stock that may be acquired upon the exercise of options granted by the Company which are currently exercisable or will become exercisable within 60 days of April 17, 1997. Does not include shares of Common Stock that may be issued in settlement of incentive units.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     The Company's Certificate of Incorporation provides for three classes of directors with staggered, three-year terms of office and provides that upon the expiration of the term of office for a class of directors, the nominees for that class will be elected for a term of three years to serve until the election and qualification of their successors or until their earlier resignation, death or removal from office. The Company's Certificate of Incorporation and its Bylaws provide that the Board of Directors shall consist of not less than three nor more than ten directors and authorize the exact number of directors to be fixed from time to time by resolution of a majority of the Board of Directors. The Board of Directors has fixed the exact number of members of the Board of Directors at five. At the Meeting, the nominee is for Class I director. The Class II and Class III directors have one year and two years, respectively, remaining on their terms of office. There is currently one vacancy in Class II of the Board of Directors. The Board of Directors may fill this vacancy at any time pursuant to the authority vested in it by the Company's Bylaws.

     It is intended that persons named in the accompanying form of proxy will vote for the nominee listed below, who is currently a director, unless authority to so vote is withheld. In the event the nominee refuses or is unable to serve as director (which is not now anticipated), the shares represented by proxies in the accompanying form may be voted for the election of a substitute nominee selected by the persons named in the proxy.

      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF
                       THE NOMINEE FOR CLASS I DIRECTOR.

                   DIRECTOR AND DIRECTOR NOMINEE INFORMATION

NOMINEE FOR DIRECTOR

                         CLASS I -- TERM EXPIRING 2000

               STEPHEN F. BUTTERFIELD                     Age: 44
               Director of the Company since 1996

Mr. Butterfield has been President of Student Loan Acquisition Authority of Arizona, a not-for-profit firm which participates in the secondary market for student loans, since 1991. From 1988 to 1991, Mr. Butterfield served as President of Western Loan Marketing Association; from 1987 to 1988, Mr. Butterfield served as Vice President of Security Pacific Merchant Bank; from 1983 to 1987, he was a partner of Boettcher & Company, Inc., a regional investment banking firm specializing in municipal finance; and from 1974 to 1983, Mr. Butterfield served in various positions with Young Smith & Peacock, an Arizona-based municipal bond house.

DIRECTORS CONTINUING IN OFFICE

                         CLASS II -- TERM EXPIRING 1998

               BRIAN J. O'CONNOR                          Age: 41
               Director of the Company since 1993

Mr. O'Connor has been a Senior Vice President of Alden Capital Markets, Inc., which underwrites and trades securities for various local governments in Arizona and the western United States, since 1990. From 1988 to 1990, he was a Senior Vice President with Capital Markets Corporation; from 1987 to 1988, he was a Vice President for Security Pacific Merchant Bank in Phoenix; and from 1983 to 1987, Mr. O'Connor was with Boettcher & Company, Inc., a regional investment banking firm specializing in municipal finance.

                        CLASS III -- TERM EXPIRING 1999

               WILLIAM S. LEVINE                          Age: 65
               Director of the Company since 1980

Mr. Levine, a founder of the Company, has been Chairman of the Board and a director of the Company since its formation. Mr. Levine has 17 years of experience in the outdoor advertising industry. He is an owner and officer of numerous privately-owned firms. Since 1990, Mr. Levine has dedicated a substantial portion of his time to the Company's affairs.

               ARTURO R. MORENO                           Age: 50
               Director of the Company since 1984

Mr. Moreno has served as the Company's President and Chief Executive Officer and has been a director of the Company since April 1984. Mr. Moreno has 24 years of experience in the outdoor advertising industry. From 1981 to 1984, Mr. Moreno served as President and General Manager of Gannett Outdoor of New Jersey; from 1979 to 1981, he was President and General Manager of Gannett Outdoor of Kansas City (Missouri); and from 1973 to 1981, Mr. Moreno worked in Phoenix as a Vice President of Sales for Gannett Outdoor and its predecessor company. Mr. Moreno is also a director of Ugly Duckling, Inc.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and greater than 10% stockholders ("Reporting Persons") to file certain reports ("Section 16 Reports") with respect to beneficial ownership of the Company's equity securities. Based solely on its review of the Section 16 Reports furnished to the Company by its Reporting Persons and, where applicable, any written representation by any of them that no Form 5 was required, all Section 16(a) filing requirements applicable to the Reporting Persons during and with respect to fiscal year 1996 have been complied with on a timely basis.

DIRECTORS' ATTENDANCE


     The Board of Directors of the Company held four meetings during fiscal year 1996. Each director attended at least 75% of these meetings and the meetings of any committee of which he was a member which was held during the fiscal year.


COMPENSATION OF DIRECTORS


     Directors of the Company who are also employees receive no separate compensation for their services as directors of the Company. Pursuant to the 1996 Omnibus Plan, non-employee directors of the Company, other than Mr. Levine, automatically receive stock options to purchase 2,250 shares of Common Stock at an exercise price equal to the then fair market value of the Common Stock on the date following each annual meeting of stockholders. In connection with the Company's initial public offering in April 1996, the Company granted to Messrs. O'Connor and Butterfield stock options to purchase 22,500 and 11,250 shares of Common Stock, respectively. These options, which have a term of ten years, were granted at an exercise price equal to the initial public offering price of the Common Stock and become exercisable ratably over a five-year period.


COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors is responsible for the overall affairs of the Company. To assist the Board of Directors in carrying out this responsibility, the Board has delegated certain authority to two committees, as set forth below.

     Audit Committee. The Audit Committee is responsible for reviewing the Company's accounting controls and recommending to the Board of Directors the engagement of the Company's outside auditors. The Audit Committee met two times during fiscal year 1996. The current members of the Company's Audit Committee are Messrs. O'Connor and Butterfield.


     Compensation Committee. The Compensation Committee is responsible for reviewing and approving the amount and type of consideration to be paid to senior management and for administering the Company's stock option plans. The Compensation Committee met three times during fiscal year 1996. The current members of the Company's Compensation Committee are Messrs. Levine (Chairman), O'Connor and Butterfield.


     The Company does not have a nominating committee.

                             EXECUTIVE COMPENSATION


     The following table sets forth certain information regarding compensation awarded to, paid to, or earned by, the Company's Chief Executive Officer, its Chairman of the Board and each of the two executive officers of the Company, in addition to the Chief Executive Officer, whose total annual salary and bonus exceeded $100,000 for the fiscal year ended December 31, 1996 (together, these persons are sometimes referred to as the "Named Executives").


                           SUMMARY COMPENSATION TABLE

                                                                       LONG TERM
                                                                     COMPENSATION
                                       ANNUAL COMPENSATION       ---------------------
    NAME AND PRINCIPAL               -----------------------     INCENTIVE      STOCK       ALL OTHER
         POSITION           YEAR      SALARY        BONUS          UNITS       OPTIONS   COMPENSATION(1)
--------------------------  ----     --------     ----------     ---------     -------   ---------------
Arturo R. Moreno..........  1996     $475,000     $1,403,989(2)   $     --     686,286       $ 3,510
  President and Chief       1995      375,000        311,614(2)         --          --         3,287
  Executive Officer         1994      275,000        283,163(2)         --          --         3,206
William S. Levine.........  1996      450,000(3)          --            --          --            --
  Chairman of the Board     1995      350,000(3)          --            --          --            --
                            1994      250,000(3)          --            --          --            --
Wally C. Kelly............  1996      329,389             --            --     337,500         2,065
  Senior Vice President     1995      283,987             --            --          --         2,193
                            1994      244,890             --            --          --         1,743
Bill M. Beverage..........  1996      101,327             --        25,000(4)  168,750         3,510
  Treasurer, Secretary and  1995       91,483             --        10,000          --         2,958
  Chief Financial Officer   1994       76,613             --         7,500          --         2,412

---------------
(1) The amounts in this column include the following: (i) Company contributions to a 401(k) plan for fiscal years 1996, 1995 and 1994, respectively, as follows: Mr. Moreno, $1,425, $1,386 and $1,305; Mr. Kelly, $1,155, $780 and
    $330; and Mr. Beverage, $1,425, $1,057 and $511; and (ii) health insurance premiums paid for fiscal years 1996, 1995 and 1994, respectively, as follows: Mr. Moreno, $2,085, $1,901 and $1,901; Mr. Kelly, $1,450, $1,413
    and $1,413; and Mr. Beverage, $2,085, $1,901 and $1,901.


(2) The bonus amount shown for 1996 includes (i) $1,025,804 paid subsequent to the end of fiscal year 1996 by reference to operating results for fiscal year 1996, and (ii) $378,185 paid in 1996 by reference to operating results for fiscal year 1995. For 1995 and 1994, the amounts shown represent bonus earned and paid in the fiscal year indicated in an amount determined by reference to operating results for the prior year. The bonus is based upon an understanding between the Company and Mr. Moreno that, for so long as Mr. Moreno is the Chief Executive Officer and President of the Company, Mr. Moreno may be awarded an annual bonus in an amount equal to 1.25% of the Company's EBITDA for the immediately preceding fiscal year as reflected in the Company's audited financial statements. Pursuant to this understanding, the bonus for a particular fiscal year was awarded at the discretion of the Board of Directors following a review by the Compensation Committee after the audited financial statements for the previous fiscal year had been released by the Company's auditors. The terms of this understanding have been incorporated into the Incentive Bonus Plan for the Chief Executive Officer which is being submitted to the stockholders for approval at the Meeting. See "Proposal 3 -- Approval of the Incentive Bonus Plan for the Chief Executive Officer."


(3) Mr. Levine received no salary, bonus or other compensation from the Company for his services as Chairman of the Board. The amounts shown as annual compensation represent management fees paid by the Company to two entities controlled by Mr. Levine for providing Mr. Levine's services to the Company. See "Compensation Committee Interlocks and Insider Participation."

(4) Represents the dollar value of incentive units awarded to Mr. Beverage, which entitle Mr. Beverage to receive up to 1,088 shares of Common Stock, based on the market price of the Common Stock on the date of the grant. The incentive units were awarded pursuant to the Company's 1996 Omnibus Plan, vest ratably over a period of four years from the date of grant or earlier upon a change in control of the Company and entitle Mr. Beverage to receive the shares of Common Stock subject to the vested incentive units immediately following termination of employment because of a change in control of the Company and over a four-year period following termination of employment for any other reason.

     The following table sets forth certain information regarding stock options to purchase shares of Common Stock granted during fiscal year 1996 to the Named Executives. The Company did not grant any stock appreciation rights ("SARs") during fiscal year 1996.

                       OPTION GRANTS IN FISCAL YEAR 1996

                                                                                   POTENTIAL REALIZABLE VALUE AT
                                   INDIVIDUAL GRANTS                               ASSUMED ANNUAL RATES OF STOCK
                          -----------------------------------                           PRICE APPRECIATION
                                          % OF                                            OF OPTION TERM*
                          NUMBER OF      TOTAL                               -----------------------------------------
                          SECURITIES    OPTIONS
                          UNDERLYING    GRANTED                                      5%                    10%
                           OPTIONS         TO       EXERCISE                 -------------------   -------------------
                           GRANTED     EMPLOYEES     OR BASE                 PRICE                 PRICE
                            (# OF      IN FISCAL      PRICE     EXPIRATION    PER     AGGREGATE     PER     AGGREGATE
                          SHARES)(1)      YEAR      ($/SHARE)      DATE      SHARE      VALUE      SHARE      VALUE
                          ----------   ----------   ---------   ----------   ------   ----------   ------   ----------
Arturo R. Moreno........    686,286       37.6        $6.67       4/24/06    $10.86   $2,875,538   $17.30   $7,295,220
Wally C. Kelly..........    337,500       18.4        $6.67       4/24/06    $10.86   $1,414,125   $17.30   $3,587,625
Bill M. Beverage........    168,750        9.2        $6.67       4/24/06    $10.86   $  707,063   $17.30   $1,793,813

---------------
 * The dollar gains under these columns result from calculations assuming 5% and 10% growth rates as set by the Securities and Exchange Commission and are not intended to forecast future price appreciation of the Common Stock of the Company. The gains reflect a future value based upon growth at these prescribed rates.

(1) The indicated options were granted in connection with the Company's initial public offering of Common Stock in April 1996 pursuant to the Company's 1996 Omnibus Plan. These options were granted at an exercise price per share equal to the initial public offering price to the public, have a term of ten years and become exercisable ratably over a period of four years from the date of the grant. In the event of a change in control of the Company, all outstanding options become immediately and fully exercisable, unless otherwise provided by the Board of Directors prior to the change in control.

     The following table sets forth certain information concerning options exercises during fiscal year 1996 by Named Executives and the value of unexercised options granted by the Company and held by Named Executives at December 31, 1996. The Company has no outstanding SARs.

               AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                        NUMBER OF SECURITIES
                                                       UNDERLYING UNEXERCISED          VALUE OF UNEXERCISED
                                                          OPTIONS AT FISCAL          IN-THE-MONEY OPTIONS AT
                            SHARES                            YEAR-END                  FISCAL YEAR-END(1)
                           ACQUIRED       VALUE      ---------------------------   ----------------------------
          NAME            ON EXERCISE    REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
------------------------  -----------   ----------   -----------   -------------   ------------   -------------
Arturo R. Moreno........         --     $       --     3,948,567      686,286      $110,516,341    $ 14,727,697
Wally C. Kelly(2).......    150,000      3,183,500       377,637      337,500        10,310,922       7,242,750
Bill M. Beverage(3).....         --             --            --      168,750                --       3,621,375

---------------
(1) Computed based upon the difference between the aggregate fair market value of the shares of Common Stock purchasable upon the exercise of the options and the aggregate exercise price of the options. For purposes of this table, the fair market value of the shares of Common Stock is deemed to be $28.13 per share (the closing price per share as reported by the Nasdaq National Market for December 31, 1996).

(2) Does not reflect incentive units representing the right to receive up to 96,888 shares of Common Stock following termination of employment.

(3) Does not reflect incentive units representing the right to receive up to 3,715 shares of Common Stock following termination of employment.

                         COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Board of Directors has furnished the following report on executive compensation for fiscal year 1996.

INTRODUCTION

     The Compensation Committee was appointed by the Board of Directors on April 15, 1996, immediately prior to the Company's initial public offering of Common Stock. The Compensation Committee is responsible for reviewing and approving the amount and type of consideration to be paid to senior management and for administering the Company's 1996 Omnibus Plan pursuant to which the Company may grant a variety of equity-based incentives, including stock options, to its executive officers and key employees. Prior to the appointment of the Compensation Committee, compensation decisions were made by the full Board of Directors.

     The Compensation Committee's policy regarding the compensation of the Company's executive officers is to establish and maintain compensation levels that (i) are competitive with those of other media companies and thus enable the Company to attract and retain highly qualified executives, (ii) reward executives for individual performance and for the performance of the Company relative to the performance of other media companies, and (iii) align the interests of the executives with those of the stockholders.

EXECUTIVE COMPENSATION

     The Company's compensation program for executive officers has three key components: (i) base salary, (ii) performance-based annual cash bonus, and (iii) equity-based incentives.


     Base Salary. The executive officers' base salaries for fiscal year 1996 were set by the Board of Directors of the Company prior to the initial public offering. For future fiscal years, base salaries for all executive officers, including the Chief Executive Officer, will be reviewed and approved by the Compensation Committee. Base salary decisions with respect to each executive officer will take into account, among other things, the executive's past performance, the Company's past performance and the executive's contribution thereto, the executive's level of experience in the industry and the Compensation Committee's evaluation of salary levels for similarly-situated executives of other media companies.


     Annual Cash Bonus. The Company's executive officers, other than the Chief Executive Officer, were not eligible to receive cash bonuses for fiscal year 1996. The Chief Executive Officer's bonus arrangement with the Company, which was approved by the full Board of Directors prior to the Company's initial public offering, is described below.

     Equity-Based Incentives. The Compensation Committee believes that stock options and other equity-based grants provide a significant incentive for management and closely align the interests of executives with those of the stockholders. During fiscal year 1996, the Compensation Committee granted stock options to purchase an aggregate of 1,816,911 shares of Common Stock to its employees, including options to purchase 1,192,536 shares of Common Stock granted to its then executive officers. These options were granted in connection with the Company's initial public offering, have an exercise price per share equal to the offering price to the public in the initial public offering and become exercisable ratably over a period of four years from the date of the initial public offering, or earlier upon a change in control of the Company. The decision to award stock options to a particular executive officer during fiscal year 1996, and the size of such grant, was based primarily on the executive's position and level of responsibility with the Company, his individual performance and his personal contributions to the Company's long-term performance. In addition, during fiscal year 1996, the Compensation Committee granted an aggregate of 13,166 incentive units to the Company's employees, including 1,088 incentive units granted to one executive officer. The incentive units represent rights to receive shares of Common Stock upon certain terminations of employment and vest ratably over a period of four years or earlier upon a change in control of the Company.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Mr. Moreno, the Company's Chief Executive Officer, was paid a base salary of $475,000 for fiscal year 1996 as approved by the Board of Directors prior to the Company's initial public offering.


     In addition, the Company has an understanding with Mr. Moreno, which was also approved by the Board of Directors prior to the initial public offering, that, for so long as Mr. Moreno serves as Chief Executive Officer and President of the Company, Mr. Moreno may be awarded an annual bonus of 1.25% of the Company's "EBITDA" (operating income before interest, taxes and depreciation and amortization expense) for the immediately preceding fiscal year as reflected in the Company's audited financial statements. Pursuant to the Compensation Committee's recommendation to the Board of Directors based on its review of the Company's results for fiscal year 1996, the Board of Directors awarded Mr. Moreno a cash bonus of $1,025,804. The terms of the bonus arrangement between the Company and the Chief Executive Officer have been incorporated into the Incentive Bonus Plan for the Chief Executive Officer which is being submitted to the stockholders for approval at this year's annual meeting.


     In connection with the Company's initial public offering, in April 1996, the Compensation Committee granted to Mr. Moreno options to purchase 686,286 shares of Common Stock with the same terms as the stock options granted to the other executives. Mr. Moreno did not receive any incentive units in fiscal year 1996.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION


     Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the amount of individual compensation for certain executives that may be deducted by the employer for federal tax purposes in any one fiscal year to $1 million unless such compensation is "performance-based." The determination of whether compensation is performance-based depends upon a number of factors, including stockholder approval of the plan under which the compensation is paid, the exercise price at which options or similar awards are granted, the disclosure to and approval by the stockholders of applicable performance standards, the composition of the committee making decisions with respect to such compensation, and certification by the such committee that performance standards were satisfied. While it is possible for the Company to compensate or make awards under incentive plans and otherwise that do not qualify as performance-based compensation deductible under Section 162(m), the Company, in structuring compensation programs for its top executive officers, intends to give strong consideration to the deductibility of awards.


                          William S. Levine (Chairman)
                             Stephen F. Butterfield
                               Brian J. O'Connor

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company formed its Compensation Committee on April 15, 1996. Prior to such date, compensation decisions were made by the entire Board of Directors. William S. Levine, Chairman of the Board, and Arturo R. Moreno, President and Chief Executive Officer, participated in compensation decisions made by the Board of Directors. Mr. Levine is currently serving as a member of the Compensation Committee.

     The Company is a party to a Services Agreement with Williams Manufacturing, Inc. ("WMI") and J & L Industries, Inc. ("J & L"), companies controlled by Mr. Levine, pursuant to which WMI and J & L make at least a majority of Mr. Levine's business time available to the Company. The Company paid WMI and J & L an aggregate of $450,000 for fiscal year 1996.

     Certain partnerships controlled by Mr. Levine or in which Mr. Levine is a partner lease certain sites to the Company on which the Company has placed advertising displays. The Company made aggregate lease payments to such partnerships of $139,000 in fiscal year 1996 and expects to continue to pay such amounts at least through the expiration of the terms of the leases in December 2000. The Company believes that these leases are on terms at least as favorable as would be available with unrelated third parties through arms-length negotiations.

     The Company leased office space to Camelback Services, Inc. ("Camelback"), an entity controlled by Mr. Levine, pursuant to a month-to-month lease until April 1996 when the Company sold the property to an unrelated third party. Camelback paid an aggregate of $6,000 in rent to the Company in fiscal year 1996, which was commensurate with Camelback's use of the facilities and market rates. The Company believes that the rent paid by Camelback reflected a competitive market rate for the location.

                               PERFORMANCE GRAPH


     The following chart and table compare the cumulative total return of the Company's Common Stock for the period beginning April 24, 1996 (the date of the Company's initial public offering of Common Stock) and ending December 31, 1996, with the cumulative total return of the Nasdaq Stock Market Index and the Paul Kagan Associates, Inc. Radio/TV Average Index for the same period. For purpose of the chart and table below, the index value of 1.00 assigned to the Common Stock on April 24, 1996 was based on the price of the Common Stock to the public in the Company's initial public offering.


                  COMPARISON OF CUMULATIVE TOTAL RETURNS AMONG
              OUTDOOR SYSTEMS, INC., THE NASDAQ STOCK MARKET INDEX

           AND THE PAUL KAGAN ASSOCIATES, INC. RADIO/TV AVERAGE INDEX


                                                                                PAUL KAGAN
                                                                             ASSOCIATES, INC.,
        MEASUREMENT PERIOD           OUTDOOR SYSTEMS,      NASDAQ STOCK      RADIO/TV AVERAGE
      (FISCAL YEAR COVERED)                INC.            MARKET INDEX            INDEX
4/24/96                                           1.00                1.00                1.00
6/28/96                                           2.35                1.02                1.12
9/30/96                                           4.70                1.05                1.21
12/31/96                                          4.22                1.11                1.13

                                   PROPOSAL 2

            AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION

     The Board of Directors adopted an amendment to Article IV, Section A, Subsection 1(a) of the Company's Certificate of Incorporation to increase the number of shares of Common Stock which the Company is authorized to issue from 60,000,000 to 200,000,000 shares, subject to the approval of the stockholders of the Company. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required to approve the proposed amendment. If the stockholders do not approve the proposed amendment, the number of authorized shares of Common Stock will remain 60,000,000.

     If the proposed amendment is adopted, Subsection 1(a) of Section A of
Article IV of the Company's Certificate of Incorporation would be amended to read as follows:

          (a) 200,000,000 shares of Common Stock, $.01 par value each (herein referred to as the "Common Stock");

     The purpose of the proposed amendment is to provide sufficient shares for future acquisitions or public offerings, benefit plans, recapitalizations, stock splits and other corporate purposes. Once authorized, the additional shares of Common Stock may be issued by the Board of Directors without further action by the stockholders, unless such action is required by law or applicable Nasdaq Stock Market or stock exchange listing requirement. The additional authorized shares would be a part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the shares of Common Stock currently issued and outstanding.


     Since going public in April 1996, the Company effected two three-for-two stock splits of the Common Stock. As of April 17, 1997, 40,155,631 shares of the Common Stock were issued and outstanding and 8,039,451 shares were reserved for issuance pursuant to stock options, incentive stock units or other awards made or that may be made pursuant to the Company's 1996 Omnibus Plan and upon the exercise of other outstanding stock options. Thus, as of April 17, 1997, of the 60,000,000 shares of Common Stock authorized, 11,804,918 shares remained unissued and unreserved.


     Although the Company is not aware of any pending or threatened efforts to obtain control of the Company, the availability for issuance of additional shares of Common Stock could enable the Board of Directors to render more difficult or discourage an attempt to do so. For example, the issuance of shares of Common Stock in a public or private sale, merger or similar transaction would increase the number of outstanding shares, thereby diluting the interest of a party attempting to obtain control of the Company.

     Holders of Common Stock do not have preemptive rights to subscribe to additional securities that may be issued by the Company, which means that current stockholders do not have a prior right to purchase any new issue of capital stock of the Company in order to maintain their proportionate ownership interest. However, stockholders wishing to maintain their interests may be able to do so through normal market purchases.

              THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR
           THE PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION

                                   PROPOSAL 3

                    APPROVAL OF THE INCENTIVE BONUS PLAN FOR
                          THE CHIEF EXECUTIVE OFFICER


     The Company currently has a performance-based incentive bonus arrangement for its Chief Executive Officer which was approved by the Board of Directors prior to the Company's initial public offering of Common Stock. Upon becoming a publicly-held corporation, the Company became subject to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"). Section 162(m) limits the amount of individual compensation paid to certain executives of a publicly-held corporation that may be deducted by the employer for tax purposes in any one fiscal year to $1 million unless such compensation constitutes performance-based compensation paid on account of the attainment of one or more pre-established, objective performance goals pursuant to a plan or agreement approved by the employer's stockholders and certain other requirements are satisfied. The Board of Directors determined that it is in the best interests of the Company and its stockholders to incorporate the terms of the current bonus arrangement into the Incentive Bonus Plan for the Chief Executive Officer (the "CEO Bonus Plan") and to submit the CEO Bonus Plan to the stockholders for approval at the Meeting to preserve the exception to the deductibility limitation for bonus payments that may be made to the Chief Executive Officer in the future. Subject to approval by the stockholders at the Meeting, the CEO Bonus Plan will be applicable to fiscal years beginning with fiscal year 1997, unless and until terminated by the Board of Directors. The following description of the CEO Bonus Plan is qualified in its entirety by reference to a copy of the CEO Bonus Plan which is attached hereto as Annex A.

     Performance Goals and Determination of Awards. Pursuant to the CEO Bonus Plan, the Chief Executive Officer may earn a cash bonus in an amount equal to 1.25% of the Company's operating income before interest, taxes and depreciation and amortization expense ("EBITDA") as reflected in the audited financial statements of the Company for such fiscal year. The Company believes that EBITDA is accepted by the outdoor advertising industry as a generally recognized measure of performance and is used by analysts and investors to evaluate the financial performance of companies in the outdoor advertising industry. Pursuant to the bonus formula contained in the CEO Bonus Plan, the Chief Executive Officer earned a cash bonus of $1,025,804 based on the Company's operating results for fiscal year 1996. See "Executive Compensation -- Summary Compensation Table."


     Payment of Awards. Before any award may be paid pursuant to the CEO Bonus Plan, a committee or sub-committee of "outside directors" as defined under
Section 162(m) of the Internal Revenue Code must certify that the performance criteria have been achieved and that the amount of the award has been properly calculated. The Chief Executive Officer must be employed as of the last day of the fiscal year as a further condition to the payment of an award, except for limited circumstances where partial awards may be payable as described below.

     Partial Annual Bonus Awards. In the event of the Chief Executive Officer's death or termination of employment due to disability, the Chief Executive Officer (or the legal representative of the Chief Executive Officer, as the case may be) will be entitled to payment of an adjusted annual bonus award. The amount of the adjusted annual bonus award will be determined by multiplying the annual bonus award that would have been payable to the Chief Executive Officer had he remained an employee through the last day of the fiscal year of the Company by a fraction the numerator of which shall be the number of days during the fiscal year during which he was an employee and the denominator of which shall be 365.

     Administration. The CEO Bonus Plan will be administered by a committee or sub-committee of two or more "outside directors" as that term is defined in
Section 162(m) of the Internal Revenue Code.

     Amendment and Termination. The Board of Directors at any time may amend or terminate the CEO Bonus Plan without stockholder approval; provided, however, that the Board of Directors may condition any amendment on the approval of stockholders of the Company if such approval is necessary or advisable with respect to tax, securities or other applicable laws. The Board of Directors is specifically authorized to amend the CEO Bonus Plan as necessary or appropriate to comply with Section 162(m) of the Internal Revenue Code and the regulations issued thereunder.

              THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR
                       THE APPROVAL OF THE CEO BONUS PLAN

                              INDEPENDENT AUDITORS

     The firm of Deloitte & Touche LLP served as the Company's independent auditors for fiscal year 1996. Representatives of Deloitte & Touche LLP will be present at the Meeting to respond to appropriate questions and will have an opportunity to make a statement if they so desire.

     The appointment of auditors is a matter for determination by the Board of Directors for which no stockholder approval or ratification is necessary. The Board of Directors has selected the firm of Deloitte & Touche LLP to audit the books of the Company for fiscal year 1997.

                             STOCKHOLDERS PROPOSALS


     Any stockholder of the Company wishing to submit a proposal for action at the Company's 1998 Annual Meeting of Stockholders and desiring the proposal to be considered for inclusion in the Company's proxy materials must provide a written copy of the proposal to the management of the Company at its principal executive office not later than December 31, 1997, and must otherwise comply with rules of the Securities and Exchange Commission relating to stockholder proposals.

                                    GENERAL

     The Board of Directors does not know of any other business to come before the Meeting. If, however, other matters do properly come before the Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

     A list of stockholders entitled to be present and vote at the Meeting will be available for inspection by the stockholders at the offices of the Company, located at 2502 N. Black Canyon Highway, Phoenix, Arizona 85009, during regular business hours from May 19, 1997 to the date of the Meeting. The list also will be available during the Meeting for inspection by the stockholders who are present thereat.

     The Annual Report of the Company for fiscal year 1996 (which is not part of the proxy soliciting material) is being mailed with this proxy statement to all stockholders of record as of the record date for the Meeting.

                                          By Order of the Board of Directors,

                                          BILL M. BEVERAGE
                                          Secretary

April 30, 1997

Phoenix, Arizona

                                                                         ANNEX A

                             OUTDOOR SYSTEMS, INC.

              INCENTIVE BONUS PLAN FOR THE CHIEF EXECUTIVE OFFICER


     The purpose of the Outdoor Systems, Inc. Incentive Bonus Plan for the Chief Executive Officer is to motivate and reward its chief executive officer for good performance by making a portion of his cash compensation dependent on growth in operating income of Outdoor Systems, Inc. (the "Company"). The Plan embodies the bonus arrangement currently in effect between the Company and the Chief Executive Officer. The Plan is designed to ensure that the annual bonus paid hereunder to the eligible participant, as an executive officer of the Company, is deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder.


SECTION 1  DEFINITIONS

     1.1 Definitions. Whenever used herein, unless the context clearly indicates otherwise, and the following capitalized words and phrases are used herein with the meaning thereafter ascribed:

          (a) "Board of Directors" means the board of directors of the Company.

          (b) "Code" means the Internal Revenue Code of 1986, as amended.

          (c) "Committee" means the committee or sub-committee administering the Plan and consisting solely of at least two outside directors of the Company who qualify as such under the requirements of Code Section 162(m). Members of the committee or sub-committee shall be appointed by the Board of Directors or a committee thereof.

          (d) "Company" means Outdoor Systems, Inc., a Delaware corporation.


          (e) "EBITDA" means operating income or loss before interest, taxes and depreciation and amortization expense for a fiscal year of the Company as reflected in the Company's audited annual financial statements.



          (f) "Disability" has the same meaning as provided in the long-term disability plan or policy maintained or, if applicable, most recently maintained, by the Company for the benefit of the Participant or any group of employees including the Participant.



          (g) "Effective Date" means January 1, 1997.



          (h) "Participant" means the individual who, pursuant to Plan Section 2, is eligible to participate in the Plan.



          (i) "Performance Period" means each fiscal year of the Company ending after the Effective Date until the Plan is terminated.



          (j) "Plan" means the Outdoor Systems, Inc. Incentive Bonus Plan for the Chief Executive Officer.


SECTION 2  ELIGIBILITY

     The sole individual entitled to any bonus payment hereunder shall be the chief executive officer of the Company, Arturo R. Moreno.

SECTION 3  ADMINISTRATION

     The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall have full and conclusive authority to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine whether established performance criteria have been met; and to make all other determinations necessary or advisable for the proper administration of the Plan. The Committee's decisions shall be final and binding on the Participant. The Plan shall be interpreted in view of the intention that any grant of compensation pursuant to the Plan is intended to qualify as performance-based compensation with the meaning of Code Section 162(m) and the regulations and interpretations promulgated thereunder.

     A majority (but not fewer than two) of the members of the Committee shall constitute a quorum and the vote of a majority of those present at a meeting at which a quorum is present or the unanimous written consent of the Committee shall constitute action by the Committee.

SECTION 4  ANNUAL INCENTIVE BONUS AWARDS

     4.1 Calculation of Annual Incentive Bonus Award. The Participant shall be eligible to receive an annual incentive bonus award for each fiscal year of the Company ending after the Effective Date, subject to the amendment or termination of the Plan pursuant to Plan Section 5.3. The payment of any annual incentive bonus award shall be conditioned upon: (a) the achievement of positive EBITDA during the fiscal year of the Company; and (b) except as provided in Section 4.3 below, the Participant's continuance in employment with the Company through the last day of the fiscal year. The amount of any annual incentive bonus payable shall be an amount equal to 1.25% of EBITDA for the immediately preceding fiscal year.

     4.2 Payment of Annual Incentive Bonus Award. Any annual incentive bonus award that is earned shall be paid as soon as practicable by the Company in cash following both the close of the fiscal year for which the bonus was earned and the determinations required by the Committee under Section 4.4 below.

     4.3 Partial Annual Incentive Bonus Awards. In the event of the Participant's death or a termination of employment due to Disability, the Participant (or the legal representative of the Participant, as the case may be) shall be entitled to payment of an adjusted annual incentive bonus award. The amount of the adjusted annual incentive bonus award shall be determined by multiplying the annual incentive bonus award that would have been payable to the Participant had he remained an employee through the last day of the fiscal year of the Company by a fraction, the numerator of which shall be the number of days during the fiscal year during which he was an employee and the denominator of which shall be 365.

     4.4 Certification of Achievement of Performance Criteria. No annual incentive bonus award shall be paid unless and until the Committee certifies, by resolution or other appropriate action in writing, that the performance criteria were met for the fiscal year of the Company in question and that the amount of the annual incentive bonus has been correctly calculated.

     4.5 Participant's Rights Unsecured. The right of the Participant to receive annual bonus payments under the Plan shall constitute an unsecured claim against the general assets of the Company.

     4.6 Withholding Taxes. The Company shall have the right to deduct from each bonus payment any federal, state and local taxes required by such laws to be withheld with respect to the payment.

SECTION 5  GENERAL PROVISIONS


     5.1 Right to Remove Chief Executive Officer. Nothing in the Plan shall confer upon the Participant the right to continue as an employee of the Company or affect the right of the Company to terminate the Participant's employment at any time.


     5.2 Non-alienation of Benefits. Other than as specifically provided with regard to the death of the Participant, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge; and any attempt to do so shall be void. No such benefit shall, prior to receipt by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Participant.

     5.3 Termination and Amendment of the Plan. The Board of Directors at any time may amend or terminate the Plan without stockholder approval, including any amendment necessary or appropriate to comply with Code Section 162(m) and the regulations thereunder; provided, however, that the Board of Directors may condition any amendment on the approval of stockholders of the Company if such approval is necessary or advisable with respect to tax, securities or other applicable laws. No termination, modification or amendment of the Plan, without the consent of the Participant, shall adversely affect the rights of the Participant with respect to any annual incentive bonus award previously earned, except as contemplated by Section 5.4 below.

     5.4 Stockholder Approval. The Plan shall be submitted to the stockholders of the Company for their approval prior to the date that payment of any compensation becomes due to the Participant hereunder. If such approval is not obtained, the Plan shall be deemed null and void and no annual incentive bonus shall be payable to the Participant for any fiscal year ending on or after the date of the adoption of the Plan by the Board of Directors.

     5.5 Effective Date. If the Plan is approved by the stockholders as provided in Section 5.4, the Plan shall be effective as of the Effective Date.

     IN WITNESS WHEREOF, the Company has caused its duly authorized officers to execute this indenture as of the 1st day of January, 1997.

                                          OUTDOOR SYSTEMS, INC.

                                          By:
                                          --------------------------------------

                                          Title:
                                          --------------------------------------
[CORPORATE SEAL]

ATTEST:

---------------------------------------------------------
Secretary

                             OUTDOOR SYSTEMS, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 30, 1997, and does hereby appoint William S. Levine and Arturo R. Moreno, and either of them, with full power of substitution, as proxy or proxies of the undersigned to represent the undersigned and to vote all shares of Outdoor Systems, Inc. Common Stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Outdoor Systems, Inc., to be held at the Ritz Carlton, 2401 E. Camelback Road, Phoenix, Arizona at 4:00 p.m., local time, on Thursday, May 29, 1997, and at any adjournment(s) thereof:


1. TO ELECT STEPHEN F. BUTTERFIELD TO SERVE AS CLASS I DIRECTOR FOR A TERM OF THREE YEARS.

   [ ] FOR THE NOMINEE LISTED ABOVE

   [ ] WITHHOLD AUTHORITY TO VOTE FOR THE NOMINEE LISTED ABOVE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE DIRECTOR NOMINEE LISTED ABOVE.

2. TO AMEND THE CERTIFICATE OF INCORPORATION OF THE COMPANY TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK OF THE COMPANY FROM 60,000,000 TO 200,000,000 SHARES.

                     [ ] FOR THE PROPOSED AMENDMENT TO     [ ] AGAINST THE PROPOSED AMENDMENT TO    [ ] ABSTAIN
                         THE COMPANY'S CERTIFICATE OF          THE COMPANY'S CERTIFICATE OF
                         INCORPORATION                         INCORPORATION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION.

3. TO APPROVE THE INCENTIVE BONUS PLAN FOR THE CHIEF EXECUTIVE OFFICER.

                     [ ] FOR THE APPROVAL OF THE PLAN      [ ] AGAINST APPROVAL OF THE PLAN         [ ] ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE CEO BONUS PLAN.

          PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS GIVEN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, IT WILL BE VOTED FOR DIRECTOR NOMINEE LISTED ABOVE.

PROXY NUMBER                     NUMBER OF SHARES                 DATED:                                               , 1997.
                                                                         ----------------------------------------------

                                                                  ------------------------------------------------------------
                                                                                           SIGNATURE

                                                                  ------------------------------------------------------------
                                                                                   SIGNATURE, IF HELD JOINTLY

                                            PLEASE SIGN EXACTLY AS YOUR NAME(S)
                                            APPEAR HEREON. IF SHARES ARE HELD
                                            JOINTLY, EACH STOCKHOLDER NAMED
                                            SHOULD SIGN. WHEN SIGNING AS
                                            ATTORNEY, EXECUTOR, ADMINISTRATOR,
                                            TRUSTEE OR GUARDIAN, GIVE YOUR FULL
                                            TITLE AS SUCH. IF THE SIGNATORY IS A
                                            CORPORATION, SIGN THE FULL CORPORATE
                                            NAME BY A DULY AUTHORIZED OFFICER.

                                            PLEASE COMPLETE, DATE, SIGN AND
                                            RETURN THIS PROXY PROMPTLY USING THE
                                            ENCLOSED ENVELOPE.